Exhibit 23.1

June 29, 2007

Peak International Limited

Flat E & F, 19/F., CDW Building

388 Castle Peak Road

Tsuen Wan, New Territories

Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-42319, No. 333-60161, No. 333-30414, No. 333-52098, No. 333-110461 and No. 333-110462) of Peak International Limited of our report dated June 29, 2006 relating to the consolidated financial statements and financial statements schedule which appear in this Form 10-K.

Very truly yours,

BDO McCABE LO LIMITED